Exhibit 99.1

Cartesian Reports Third Quarter 2016 Financial Results

Overland Park, KS – November 10, 2016 – Cartesian, Inc. (NASDAQ: CRTN), a specialist provider of consulting services and managed solutions to the global communications, technology and digital media industries, reported financial results for the third quarter ended October 1, 2016.

Q3 2016 Operational Highlights

•	Sales execution and cost management drive significant operating income improvement

•	Mix of services improves, with a greater percentage of higher margin projects in the EMEA region

•	Strong growth in consulting projects for European regulatory customers

•	Added several new customers, including a Tier 2 operator in EMEA and a network service provider in North America

Q3 2016 Financial Highlights (results compared to the same year-ago quarter)

•	GAAP revenues declined 18% to $17.3 million

•	Gross profit decreased 20% to $6.1 million

•	GAAP income from operations increased $0.6 million, turning positive to $0.1 million

•	Non-GAAP revenues (on a constant currency basis) decreased 10% to $19.0 million (see reconciliation to GAAP, below)

•	Non-GAAP adjusted income from operations was $0.8 million (see reconciliation to GAAP, below)

Management Commentary

Cartesian CEO, Peter Woodward, commented, “We are very pleased with the progress we made in the third quarter. The significant impact of currency translation contributed to our lower reported revenue, but our level of sales activity continues to improve consistent with our strategy to grow within current customers and selectively add new customers. We also executed against our cost management goals. As a result, we were able to report significantly improved bottom line performance. The fourth quarter is seasonally lower, but we currently expect to see the underlying improved performance continue in 2017. Ongoing industry consolidation should provide opportunities to support our customers through transition, and long-term technological innovation is driving change in the industry.”

Exhibit 99.1

Q3 2016 Financial Results

Revenues in the third quarter of 2016 decreased by 18% to $17.3 million from $21.2 million in the same year–ago period. The decrease was primarily due to a large customer engagement in North America during the third quarter of 2015 that was substantially completed as scheduled during the first half of fiscal 2016. The decrease was also partially due to the impact of a $1.6 million unfavorable change in foreign currency exchange rates.

On a non-GAAP constant currency basis, revenues in the third quarter of 2016 were $19.0 million, a decrease of 10% from $21.2 million in the same year-ago period (see reconciliation to GAAP, below).

Gross profit decreased 20% to $6.1 million (35% of revenues) in the third quarter of 2016 compared to $7.6 million (36% of revenues) in the third quarter of 2015. The decrease in gross profit was primarily due to lower revenues and unfavorable project mix in North America.

Selling, general and administrative expenses in the third quarter of 2016 were $6.0 million (35% of revenues), compared to $8.1 million (38% of revenues) in the third quarter of 2015. The decrease in selling, general and administrative expenses as a percentage of revenues was primarily due to lower compensation and other related expenses. The decrease was also partially affected by the impact of the change in foreign currency exchange rates.

GAAP income from operations in the third quarter of 2016 totaled $0.1 million, an improvement from GAAP loss from operations of $0.5 million in the third quarter of 2015.

Non-GAAP adjusted income from operations in the third quarter of 2016 totaled $0.8 million, as compared to non-GAAP adjusted income from operations of $0.8 million in the third quarter of 2015 (see reconciliation to GAAP, below).

GAAP net income for the third quarter of 2016 was break-even, an improvement from a GAAP net loss of $1.1 million, or $0.13 per diluted share in the third quarter of 2015.

Non-GAAP adjusted net income for the third quarter of 2016 totaled $0.7 million or $0.08 per diluted share, an improvement from non-GAAP adjusted net income of $0.6 million, or $0.07 per diluted share in the same year-ago period (see reconciliation to GAAP, below).

At quarter-end, cash and cash equivalents totaled $4.2 million, as compared to $4.5 million at the end of the prior quarter. Management believes the company's current cash position, cash generated from operations, and working capital funding available from its accounts receivable arrangements, will be sufficient to meet the company's cash requirements over the next 12 months.

Conference Call
Cartesian management will hold a conference call today (November 10, 2016) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results. The call may also include discussion of company developments, forward-looking information and other material information about Cartesian’s business and financial matters.

Cartesian CEO Peter Woodward and CFO John Ferrara will host the presentation, followed by a question and answer period.

Date: Thursday, November 10, 2016
Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)
U.S. dial-in: 1-877-407-0784
International dial-in: 1-201-689-8560

Exhibit 99.1

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.

The conference call will be broadcasted live and available for replay via the investor section of the company's website.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through December 10, 2016.

U.S. replay dial-in: 1-844-512-2921
International replay dial-in: 1-412-317-6671
Replay ID: 13649401

About Cartesian, Inc.

Cartesian, Inc. (NASDAQ: CRTN) is a specialist provider of consulting services and managed solutions to leaders in the global communications, technology and digital media industries. Cartesian provides strategic advice, management consulting, and managed solutions to clients worldwide. The company has offices in Boston, Kansas City, London, New York, Philadelphia and Washington. For more information, visit www.cartesian.com.

Investor Contact:

Matt Glover or Najim Mostamand
Liolios Group, Inc.
949-574-3860
CRTN@liolios.com

Exhibit 99.1

Non-GAAP Adjustments
In addition to reporting results of operations on a GAAP basis, this press release contains certain non-GAAP adjustments which are described in the schedules accompanying this press release entitled Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted Net Income (Loss) and GAAP Income (Loss) from Operations to Non-GAAP Adjusted Income (Loss) from Operations" and “Reconciliation of Non-GAAP Constant Currency Revenues to GAAP Revenues”. In making these non-GAAP adjustments, the Company took into account certain non-cash expenses, including non-cash goodwill impairment, and benefits and the impact of certain items that are generally not expected to be on-going in nature or that are unrelated to the Company’s core operations, including in each case tax effects as applicable. In calculating revenues for the third quarter and year-to-date period of fiscal 2016 on a constant currency basis, the Company applied average foreign exchange rates from the comparable period of the prior fiscal year to the Company's foreign-denominated revenues in the third quarter and year-to-date period of the current fiscal year (other than revenues from the Farncombe business acquired in the third quarter of fiscal 2015). Management believes non-GAAP financial information provides a useful basis for evaluating underlying business performance, but should not be considered in isolation and is not a substitute for GAAP financial information. The Company believes that providing such adjusted results allows investors and other users of the Company’s financial statements to better understand Cartesian’s comparative operating performance for the periods presented.

Cartesian’s management uses the non-GAAP financial measures in its own evaluation of the Company’s performance, particularly when comparing performance to the prior year’s period. Cartesian’s non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures. Although Cartesian’s management believes the non-GAAP financial measures are useful in evaluating the performance of its business, Cartesian acknowledges that items excluded from such measures have a material impact on the Company’s income (loss) from operations, net income (loss), net income (loss) per diluted share and revenues calculated in accordance with GAAP. Therefore, management uses non-GAAP measures in conjunction with GAAP results. Investors and other users of our financial information should also consider the above factors when evaluating Cartesian’s results.

Cautionary Statement Regarding Forward Looking Information
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statements that do not relate to historical or current facts constitute forward-looking statements, including any statements contained herein regarding expectations with respect to the Company’s future business, financial condition and results of operations. Forward-looking statements are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from those projected or implied in such forward-looking statements. Factors that might affect actual results, performance, or achievements include, among other things, our ability to successfully implement our strategic relationship with Elutions, conditions in the telecommunications industry, overall economic and business conditions, the demand for the Company’s services (including the slowing of client decisions on proposals and project opportunities along with scope reduction of existing projects), the level of cash and non-cash expenditures incurred by the Company, our ability to protect client or Cartesian data or information systems from security breaches and cyber-attacks, technological advances and competitive factors in the markets in which the Company competes, foreign currency exchange rate fluctuations, and the factors described in this press release and in Cartesian’s filings with the Securities and Exchange Commission, including the risks described in its periodic reports filed with the SEC, including, but not limited to, “Cautionary Statement Regarding Forward Looking Information” under Part I of its Annual Report on Form 10-K for the fiscal year ended January 2, 2016 and subsequent periodic reports containing updated disclosures of such risks. These filings are available at the SEC’s web site at www.sec.gov. Any forward-looking statements made in this release speak only as of the date of this release. Cartesian does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

Exhibit 99.1

CARTESIAN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	October 1, 2016	October 3, 2015	October 1, 2016	October 3, 2015
Revenues	$17,335	$21,205	$56,551	$56,144
Cost of services	11,224	13,585	37,128	36,294
Gross Profit	6,111	7,620	19,423	19,850
Selling, general and administrative expenses (includes non-cash share-based compensation expense of $33 and $65 for the thirteen weeks ended October 1, 2016 and October 3, 2015, respectively, and $222 and $511 for the thirty-nine weeks ended October 1, 2016 and October 3, 2015, respectively)	6,031	8,098	22,032	23,564
Goodwill impairment	—	—	10,830	—
Income (loss) from operations	80	(478)	(13,439)	(3,714)
Other income (expense):
Interest expense, net	(68)	(59)	(190)	(167)
Change in fair value of warrants and derivative liabilities	114	(506)	65	(611)
Incentive warrants expense	(9)	(10)	(43)	(57)
Other expense (income)	(23)	—	45	—
Total other (income) expense	14	(575)	(123)	(835)
Income (loss) before income taxes	94	(1,053)	(13,562)	(4,549)
Income tax provision	(89)	(82)	(221)	(372)
Net income (loss)	$5	$(1,135)	$(13,783)	$(4,921)

Net income (loss) per common share:
Basic	$0.00	$(0.13)	$(1.60)	$(0.59)

Diluted
	$0.00	$(0.13)	$(1.60)	$(0.59)
Weighted average shares used in calculation of net income(loss) per common share
Basic	8,637	8,667	8,639	8,313

Diluted	8,650	8,667	8,639	8,313

Exhibit 99.1

CARTESIAN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	October 1, 2016 (Unaudited)	January 2, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,164	$6,879
Accounts receivable, net	15,644	16,556
Inventory, net	469	625
Prepaid and other current assets	1,629	1,754
Total current assets	21,906	25,814

NONCURRENT ASSETS:
Property and equipment, net	2,248	2,511
Goodwill	—	11,071
Intangible assets, net	655	996
Deferred income tax assets	515	509
Other noncurrent assets	429	458
Total Assets	$25,753	$41,359

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$1,721	$3,253
Current borrowings	3,269	3,269
Liability for derivatives	887	952
Accrued payroll, bonuses and related expenses	5,281	5,125
Contingent consideration liability	1,941	—
Deferred revenue	1,127	1,551
Secured borrowing	886	—
Other accrued liabilities	2,561	2,251
Total current liabilities	17,673	16,401

NONCURRENT LIABILITIES:
Deferred income tax liabilities	862	780
Deferred revenue	575	407
Contingent consideration liability	—	2,176
Other noncurrent liabilities	659	952
Total noncurrent liabilities	2,096	4,315

TOTAL STOCKHOLDERS' EQUITY	5,984	20,643
Total Liabilities and Stockholders’ Equity	$25,753	$41,359

Exhibit 99.1

CARTESIAN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	For the Thirty-Nine Weeks Ended
	October 1, 2016	October 3, 2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(13,783)	$(4,921)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of intangible assets	994	800
Goodwill impairment	10,830	—
Other, net	290	1,772
Changes in operating assets and liabilities, net	(707)	(734)

Net cash used in operating activities	(2,376)	(3,083)

CASH FLOWS FROM INVESTING ACTIVITIES:
Business acquisition, net of cash acquired	(270)	363
Acquisition of property and equipment	(650)	(869)

Net cash used in investing activities	(920)	(506)

CASH FLOWS FROM FINANCING ACTIVITIES:
Secured borrowing	886	—
Repurchase of common stock	(85)	(135)
Issuance of common stock	19	50

Net cash provided by (used in) financing activities	820	(85)

Effect of exchange rate on cash and cash equivalents	(239)	(181)

Net decrease in cash and cash equivalents	(2,715)	(3,855)
Cash and cash equivalents, beginning of period	6,879	12,999
Cash and cash equivalents, end of period	$4,164	$9,144

Exhibit 99.1

CARTESIAN, INC.
RECONCILIATION OF GAAP INCOME (LOSS) FROM OPERATIONS TO NON-GAAP ADJUSTED
INCOME (LOSS) FROM OPERATIONS AND GAAP NET INCOME (LOSS)
TO NON-GAAP ADJUSTED NET INCOME (LOSS)

(unaudited)
(in thousands, except per share data)

	Thirteen Weeks Ended	Thirteen Weeks Ended	Thirty-Nine Weeks Ended	Thirty-Nine Weeks Ended
	October 1, 2016	October 3, 2015	October 1, 2016	October 3, 2015
Reconciliation of GAAP income (loss) from operations to non-GAAP adjusted income (loss) from operations:
GAAP income (loss) from operations	$80	$(478)	$(13,439)	$(3,714)
Depreciation	251	302	759	717
Amortization of intangible assets	70	83	235	83
Non-cash share based compensation expense	33	65	222	511
Goodwill impairment	—	—	10,830	—
Fair value adjustment to contingent consideration	66	(22)	(235)	(22)
Inventory adjustment	52	—	156	300
Accrued executive severance and related costs	182	356	932	821
Lease expense for discontinuation of office space	—	—	—	256
Acquisition expenses	—	364	—	656
Foreign currency exchange loss on note payable	95	100	428	96
Adjustments to GAAP income (loss) from operations	749	1,248	13,327	3,418
Non-GAAP adjusted income (loss) from operations	$829	$770	$(112)	$(296)
Reconciliation of GAAP net income (loss) to non-GAAP adjusted net income (loss):
GAAP net income (loss)	$5	$(1,135)	$(13,783)	$(4,921)
Depreciation	251	302	759	717
Amortization of intangible assets	70	83	235	83
Non-cash share based compensation expense	33	65	222	511
Goodwill impairment	—	—	10,830	—
Fair value adjustment to contingent consideration	66	(22)	(235)	(22)
Inventory adjustment	52	—	156	300
Accrued executive severance and related costs	182	356	932	821
Lease expense for discontinuation of office space	—	—	—	256
Acquisition expenses	—	364	—	656
Change in fair value of derivative liabilities	(114)	506	(65)	611
Foreign currency exchange loss on note payable	95	100	428	96
Incentive warrants expense	9	10	43	57
Tax effect of applicable non-GAAP adjustments (1)	5	(53)	(33)	(24)
Adjustments to GAAP net income (loss)	649	1,711	13,272	4,062
Non-GAAP adjusted net income (loss)	$654	$576	$(511)	$(859)

Exhibit 99.1

	Thirteen Weeks Ended	Thirteen Weeks Ended	Thirty-Nine Weeks Ended	Thirty-Nine Weeks Ended
	October 1, 2016	October 3, 2015	October 1, 2016	October 3, 2015
Reconciliation of GAAP net income (loss) per diluted common share to non-GAAP adjusted net income (loss) per diluted common share:
GAAP net income (loss) per diluted common share	$0.00	$(0.13)	$(1.60)	$(0.59)
Depreciation	0.03	0.03	0.09	0.09
Amortization of intangible assets	0.01	0.01	0.03	0.01
Non-cash share based compensation expense	—	0.01	0.03	0.06
Goodwill impairment	—	—	1.25	—
Fair value adjustment to contingent consideration	0.01	—	(0.03)	—
Inventory adjustment	0.01	—	0.02	0.04
Accrued executive severance and related costs	0.02	0.04	0.11	0.10
Lease expense for discontinuation of office space	—	—	—	0.03
Acquisition expenses	—	0.04	—	0.07
Change in fair value of derivative liabilities	(0.01)	0.07	(0.01)	0.07
Foreign currency exchange loss on note payable	0.01	0.01	0.05	0.01
Incentive warrants expense	—	—	—	0.01
Tax effect of applicable non-GAAP adjustments (1)	—	(0.01)	—	—
Adjustments to GAAP net income (loss) per diluted common share	0.08	0.20	1.54	0.49
Non-GAAP adjusted net income (loss) per diluted common share	$0.08	$0.07	$(0.06)	$(0.10)
Weighted average shares used in calculation of Non-GAAP adjusted net income (loss) per diluted common share	8,650	8,745	8,694	8,313

 (1) The Company calculated the tax effect of non-GAAP adjustments by applying an applicable estimated jurisdictional tax rate to each specific non-GAAP item after consideration of the Company's valuation allowance.

Exhibit 99.1

CARTESIAN, INC.
RECONCILIATION OF NON-GAAP CONSTANT CURRENCY REVENUES
TO GAAP REVENUES
(unaudited)
(in thousands, except growth rates)

	Thirteen Weeks Ended			Thirty-Nine Weeks Ended
	October 1, 2016	October 3, 2015	Year-Over- Year Growth (Decrease)	October 1, 2016	October 3, 2015	Year-Over- Year Growth
Non-GAAP Constant Currency Revenues Reconciliation (1),(2)
GAAP revenues, as reported	$17,335	$21,205	(18.3)%	$56,551	$56,144	0.7%
Foreign currency exchange impact on fiscal 2016 revenues using fiscal 2015 average rates (2)	1,649			2,563
Non-GAAP revenues, at constant currency	$18,984	$21,205	(10.5)%	$59,114	$56,144	5.3%

(1) Non-GAAP revenues on a constant currency basis are calculated by applying the average foreign exchange rates for the thirteen weeks and thirty-nine weeks ended October 3, 2015 to foreign-denominated revenues in the comparable current year periods. The difference between non-GAAP revenues and revenues calculated in accordance with GAAP is shown as "foreign currency exchange impact" in the table above. The change in Non-GAAP constant currency revenues (expressed as a percentage) is calculated by determining the increase (decrease) in non-GAAP constant currency revenues in the interim and year-to-date periods of fiscal 2016 compared to GAAP revenues for the prior year periods.

(2) The calculation of the foreign currency exchange impact on our fiscal 2016 revenues excludes the impact of the Farncombe acquisition on July 22, 2015. Revenues for the Farncombe entities are included in our GAAP revenues for the thirteen weeks and thirty-nine weeks ended October 1, 2016.

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